Exhibit 4.1

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of February 27, 2015 among Real Alloy Holding, Inc., a Delaware corporation (the “Company”), Real Alloy Intermediate Holding, LLC, a Delaware limited liability company (“Intermediate Holdings”), each of the Guarantors listed on the signature pages hereto (the “Additional Guarantors”), Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”) and Wilmington Trust, National Association, as notes collateral trustee under the Indenture (the “Notes Collateral Trustee”).

W I T N E S S E T H :

WHEREAS, SGH Escrow Corporation, a Delaware corporation (the “Escrow Issuer”) and Intermediate Holdings have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of January 8, 2015, providing for the issuance of 10.000% Senior Secured Notes Due 2019 (the “Notes”);

WHEREAS, on the date hereof, the Escrow Issuer is merging with and into the Company, with the Company being the surviving entity of such merger and the Escrow Issuer ceasing to exist (the “Merger”);

WHEREAS, Section 4.10 and Section 10.06 of the Indenture provide that under certain circumstances the Company will cause the Additional Subsidiary Guarantors to execute and deliver to the Trustee a guaranty agreement pursuant to which the Additional Subsidiary Guarantors will Guarantee payment of the Notes on the same terms and conditions as those set forth in Article 10 of the Indenture; and

WHEREAS, pursuant to Section 9.01(a)(iii) and (v) of the Indenture, the Trustee and the Company are authorized to execute and deliver this First Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this First Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Assumption of Obligations. Effective upon consummation of the Merger, the Company, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and/or discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Escrow Issuer under the Indenture and the Notes. The Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes to which Escrow Issuer was theretofore bound and, as the surviving entity, shall succeed to, and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture and the Notes.

SECTION 3. Guarantees. Each Additional Subsidiary Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture (including Article 11).

SECTION 4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 5. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 7. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this First Supplemental Indenture.

2

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

REAL ALLOY HOLDING, INC.,

			By:	/s/ Chris Manderson
				Name:	Chris Manderson
				Title:	Vice President and Secretary

REAL ALLOY INTERMEDIATE HOLDING, LLC,

			By:	/s/ Chris Manderson
				Name:	Chris Manderson
				Title:	Manager

ALERIS RECYCLING, INC.,			Effective upon the change of name from “Aleris Recycling, Inc.” to “Real Alloy Recycling, Inc.”:

REAL ALLOY RECYCLING, INC.,

By:	/s/ Chris Manderson		By:	/s/ Chris Manderson
	Name:	Chris Manderson		Name:	Chris Manderson
	Title:	Assistant Secretary		Title:	Assistant Secretary

ALERIS SPECIALTY PRODUCTS, INC.,			Effective upon the change of name from “Aleris Specialty Products, Inc.”
to “Real Alloy Specialty Products, Inc.”:

REAL ALLOY SPECIALTY PRODUCTS, INC.,

By:	/s/ Chris Manderson		By:	/s/ Chris Manderson
	Name:	Chris Manderson		Name:	Chris Manderson
	Title:	Assistant Secretary		Title:	Assistant Secretary

(Signature page to the Supplemental Indenture)

ETS SCHAEFER, INC.,

			By:	/s/ Chris Manderson
				Name:	Chris Manderson
				Title:	Assistant Secretary

ALERIS SPECIFICATION ALLOYS, INC.,			Effective upon the change of name from “Aleris Specification Alloys, Inc.”
to “Real Alloy Specialty Products, Inc.”:

REAL ALLOY SPECIFICATION ALLOYS, INC.,

By:	/s/ Chris Manderson		By:	/s/ Chris Manderson
	Name:	Chris Manderson		Name:	Chris Manderson
	Title:	Assistant Secretary		Title:	Assistant Secretary

ALERIS RECYCLING BENS RUN, LLC,			Effective upon the change of name from “Aleris Recycling Bens Run, LLC.”
to “Real Alloy Specialty Products, Inc.”:

REAL ALLOY BENS RUN, LLC,

By:	/s/ Chris Manderson		By:	/s/ Chris Manderson
	Name:	Chris Manderson		Name:	Chris Manderson
	Title:	Assistant Secretary		Title:	Assistant Secretary

RA MEXICO HOLDING, LLC,

			By:	/s/ Chris Manderson
				Name:	Chris Manderson
				Title:	Vice President and Secretary

(Signature page to the Supplemental Indenture)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

(Signature page to the Supplemental Indenture)